Exhibit 10.3

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TANZANIAN GOLD CORPORATION

Convertible Debenture

Principal Amount: [$___________]

Debenture Issuance Date: [_________]

Debenture Number: TRX-[4][5][6][7]

FOR VALUE RECEIVED, TANZANIAN GOLD CORPORATION, a company incorporated under the laws of the Province of Alberta (the "Company"), hereby promises to pay to the order of [YA II PN, Ltd.] [Riverfort Global Opportunities PLC], or its registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), as may be extended by the Maturity Extension (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon a monthly interest payment date (as described below), the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was originally issued pursuant to the Securities Purchase Agreement dated [____________], 2020, as amended (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (14). Reference to dollar amounts shall mean United States dollars.

(1)               GENERAL TERMS

(a)               Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The "Maturity Date" shall be [________], 20221 as may be extended by the Company pursuant to a Maturity Extension set forth in clause (3)(c). Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

 ___________________________

1 Insert date 18 months from the issuance date.

(b)               Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 8.75% (“Interest Rate”). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Accrued and unpaid interest may be paid in cash monthly beginning on the one month anniversary of the Issuance Date. If the Company does not pay the monthly interest in cash by each respective one month anniversary date, provided that there is not an Equity Conditions Failure, such interest amount shall be deemed a Company Redemption Notice as defined in Section (3)(a) confirming that such interest amount may be converted by the Holder. If the Company elects a Maturity Extension (as defined below) then the Company shall continue to pay accrued and unpaid interest in cash monthly during the additional 6 month period.

(2)               EVENTS OF DEFAULT.

(a)               An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                 the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within ten (10) Business Days after such payment is due;

(ii)              The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

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(iii)            The Company or any subsidiary of the Company shall default in any of its obligations under any debenture or mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $1,5000,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default and such default is not cured or waived within forty five (45) days;

(iv)             The Common Stock shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 10 consecutive Trading Days;

(v)               The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (14)) unless in connection with such Change of Control Transaction this Debenture is retired;

(vi)             the Company's (A) failure to cure a Conversion Failure by delivery of (I) the required number of shares of Common Stock or (II) the Buy-In Price within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section (5)(b);

(vii)          The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section (2)(a)(i) through (2)(a)(viii) hereof) or any Transaction Document (as defined in Section (14)) which is not cured within the time prescribed, or if no time is prescribed, 15 Business Days.

(viii)        any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b)               During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash, and the Interest Rate shall increase to an annual rate of 15% for so long as any Event of Default remains uncured. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the limitations set out in Section (4)(e)(i) and (4)(e)(ii)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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(3)   REDEMPTION

(a)               Optional Monthly Principal Cash Redemptions. The Company may, at its option, following notice to the Holder, elect to redeem in cash each Principal Redemption Amount (as defined in Section (14)) set forth on the Redemption Schedule (as defined in Section (14)) (a “Company Redemption”) on or before the applicable Redemption Date (as defined in Section (14)), subject to the provisions of Section 3(a) and (b).  On or prior to the date which is the fifth (5th) Trading Day prior to each Redemption Date (each, a “Redemption Notice Due Date”), the Company shall deliver written notice in the form attached hereto as Exhibit I (each, an “Company Redemption Notice”) to the Holder which Company Redemption Notice shall either: (i) confirm that the applicable Principal Redemption Amount may be converted by the Holder in whole, or in part, pursuant Section 4(c) anytime after the applicable Redemption Date; or (ii) state that the Company elects to redeem, in whole or in part, the applicable Principal Redemption Amount in cash pursuant to a Company Redemption. If the Company does not timely deliver a Company Redemption Notice in accordance with this Section 3(a), then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the applicable Principal Redemption Amount may be converted by the Holder. Notwithstanding the foregoing, in the event that there is an Equity Conditions Failure with respect to the conversion in full of a Principal Redemption Amount then the Company shall be required to redeem the applicable Principal Redemption Amount.

(b)               Company Redemption. If the Company elects a Company Redemption in accordance with Section (3)(a), then the Principal Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be paid by the Company on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the full Principal Redemption Amount. If the Company fails to redeem the full Principal Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Principal Redemption Amount may be converted by the Holder.

(c)               Maturity Extension. At any time at least 10 Business Days prior to the due date of the Balloon Payment, the Company shall have the right, by providing written notice to the Holder, to extend the Maturity Date by an additional 6 months (the “Maturity Extension”), subject to the payment of an extension fee amounting to 6% of the Principal amount of the Balloon Payment. The fee for the Maturity Extension shall be capitalized along with the Principal amount of the Balloon Payment, and the resulting Principal shall be subject to monthly Company Redemptions in 6 equal Principal Redemption Amounts as shown on the Redemption Schedule and will be subject to cash payment or conversion into Common Stock in accordance with Section 3(a) and 3(b).

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(d)               Company Additional Early Redemption. The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) early in cash a portion or all amounts outstanding under this Debenture as described in this Section; provided that (i) the Company provides the Holder with at least 5 Business Days’ prior written notice (each, a “Optional Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) the current stock price of the Common Stock on the NYSE American (as reported by Bloomberg LP) at the time of the delivery of the Redemption Notice is less than the Fixed Conversion Price. Each Optional Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debentures to be redeemed and the applicable Redemption Amount. The “Optional Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company times the applicable Redemption Premium Percentage as set forth in Exhibit III, plus all accrued and unpaid interest. After receipt of the Optional Redemption Notice, the Holder shall have 5 Business Days to elect to convert all or any portion of Convertible Debentures. On the 6th Business Day after the Optional Redemption Notice, the Company shall deliver to the Holder the Optional Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the 5 Business Day period.

(4)               CONVERSION OF DEBENTURE. The amount outstanding from time to time under this Debenture shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section (3).

(a)               Conversion Right. Subject to Section (4)(e), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section (4)(b) and 4(c), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate"). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section (4) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(i)                 "Conversion Amount" means the portion of the Principal and accrued Interest, including accrued but unpaid monthly Interest calculated under Section 1(b) to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)              "Conversion Price" means, as of any Conversion Date (as defined below) , Section (4)(b) and 4(c), the lower of (i) [$____] 2(the “Fixed Conversion Price”), or (ii) 93% of the average of the 2 lowest daily VWAPs during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Conversion Price”), but in no case shall the Conversion Price be lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

_________________________________

2 Insert price equal to 130% of the 20-day VWAP measured as of the last completed Trading Day immediately preceding the Debenture Issuance Date

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(b)               The Holder may at any time and from time to time, elect to convert any Principal amount which is outstanding, and any accrued and unpaid interest, at a Conversion Price equal to the Fixed Conversion Price by serving a Conversion Notice on the Company, and subject to, and in accordance with, Section 4(d).

(c)               Prior to the Redemption Date for any Principal Redemption Amount to be paid in accordance with the Redemption Schedule, the Holder may not affect any conversion of such Principal Redemption Amount at a Conversion Price based on the Variable Conversion Price, (but may elect to convert such Principal Redemption Amount at a Conversion Price equal to the Fixed Conversion Price pursuant to Section 4(b)). However, in respect of any Interest only or Principal Redemption Amount subject to a Company Redemption Notice confirming (or deemed to pursuant to Section 3(a) or 3(b)) that the applicable Interest or Principal Redemption Amount may be converted by the Holder, the Holder may, at any time and from time to time after such Redemption Date, convert the applicable Principal Redemption Amount (or any portion thereof) at a Conversion Price based on the Variable Conversion Price by serving a Conversion Notice on the Company, and subject to, and in accordance with, Section 4(d).

(d)               Mechanics of Conversion.

(i)                 Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit IV (the "Conversion Notice") to the Company and (B) if required by Section (4)(d)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to federal or state securities laws or the rules and regulations of the Commission or state authorities If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

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(ii)              Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of the email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(e)   Limitations on Conversions.

(i)                 Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock hereunder to the extent that after giving effect to such conversion or receipt of such Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of Shares. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (4)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

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(ii)              Principal Market Limitation. The Company shall not issue any shares of Common Stock pursuant to the terms of this Debenture if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue upon conversion of the Debenture and the Other Debentures in compliance with the Company’s obligations under the rules or regulations of NYSE American (the number of shares which may be issued without violating such rules and regulations is 39,295,103 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the NYSE American for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

(iii)            Other Conversion Limitations. So long as no Event of Default has occurred, the Holder agrees that it shall not, on any given Conversion Date, convert an aggregate Conversion Amount (of this Debenture and any Other Debenture held by the Holder) using a Conversion Price based on the Variable Conversion Price that would result in Conversion Shares in excess of the Holder’s Proportion of 20% of the total volume of Shares traded on the Primary Market during the 21 Trading Day period immediately preceding such Conversion Date. This limitation shall not apply to conversions using a Conversion Price equal to the Fixed Conversion Price (unless waived with the consent of the Company), provided however, with respect to any conversions by the Holder using a Conversion Price equal to the Fixed Conversion Price, the number of such Conversion Shares that the Holder may sell on any given Trading Day shall not exceed the Holder’s Proportion of 20% of the daily volume of shares traded on the Primary Market. The Holder agrees that it shall not, on any given Conversion Date, convert an aggregate Conversion Amount (of this Debenture and any Other Debenture held by the Holder) that is less than the Holder’s Proportion of $50,000, unless the outstanding balance is less than such limitation.

(f)    Other Provisions.

(i)                 All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii)              The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding amount of this Debenture (without regard to any conversion limitations set forth herein).

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(iii)            Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(5)   Adjustments to Conversion Price

(a)   Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then each of the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)   Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture. Notwithstanding the foregoing, the Company shall have the right to pay in cash the Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, immediately prior to the consummation of the Fundamental Transaction in accordance with the early redemption provisions set forth in Section 1(c).

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(c)   Whenever the Conversion Price is adjusted pursuant to Section (5) hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)   In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(6)               REISSUANCE OF THIS DEBENTURE.

(a)               Transfer. The Holder may not transfer this Debenture without the prior consent of the Company, which shall not be unreasonably withheld, except that no such consent is required (i) for transfers to a Person that is a Buyer under the Securities Purchase Agreement, (ii) for transfers to an affiliate of the Holder, or (iii) for so long as any Event of Default has occurred which remains uncured. Upon a transfer of this Debenture, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (4)(d)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

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(b)               Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (6)(d)) representing the outstanding Principal.

(c)               Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (6)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)               Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(6)(a) or Section 5(6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7)               NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	Tanzanian Gold Corporation
#202,5626 Larch Street Vancouver, BC V6E 4E1

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Telephone: 604 696-4236 Attention: Donna Moroney, Corporate Secretary E-Mail: dmoroney@wiklow.com

If to the Holder (YA II):	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

If to the Holder (Riverfort):	Riverfort Global Opportunities PLC
Suite 39, 18 High Street
Buckinghamshire, HP11 2BE, United Kingdom
Attention: Nicholas Lee, Brian Kinane and Gytis Martinkus
Telephone:
Email: nick.lee@rgo-plc.com, brian@riverfortcapital.com and gytis.martinkus@riverfortcapital.com or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8)               Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities except pursuant to a “normal course issuer bid” as such term is defined in Section 628 of the policies of the Toronto Stock Exchange; or (iii) enter into any agreement with respect to any of the foregoing.

(9)               This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

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(10)           This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(11)           If the Company fails to materially comply with the terms of this Debenture, then the Holder may seek, to the extent reasonably incurred and documented, all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder pursuant to Section (10). The prevailing party shall be entitled to fees, including attorney fees, and costs as determined by the court.

(12)           Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(13)           If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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(14)           CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a)               “Balloon Payment” means the 18th payment representing 25% of the Principal Amount as set forth on the Redemption Schedule.

(b)               "Bloomberg" means Bloomberg Financial Markets.

(c)               “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in New York or Toronto.

(d)               “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the retirement, death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(e)               “Closing Bid Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

(f)                “Commission” means the Securities and Exchange Commission.

(g)               “Common Stock” means the common shares, no par value, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

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(h)               “Company Redemption” shall have the meaning assigned in Section 3(a).

(i)                 “Company Redemption Notice” shall have the meaning assigned in Section 3(a).

(j)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)               “Equity Conditions Failure” means that any of the following conditions are not satisfied: (i) all applicable shares of Common Stock to be issued in connection with the event requiring determination shall be eligible for sale without restriction under any applicable federal or state securities laws; (ii) the Common Stock is designated for quotation on the Primary Market and shall not have been suspended from trading on such exchange nor shall delisting or suspension by such exchange been threatened or pending; (iii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without the rules or regulations of the Primary Market; (iv) there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; (v) the daily VWAP is greater than the Floor Price for each of the five (5) consecutive Trading Days immediately prior to the date of the event requiring determination; and (vi) the Company shall have no knowledge of any fact that would cause any applicable shares of Common Stock to be issued in connection with the event requiring determination not to be eligible for sale without restriction under any applicable federal or state securities laws.

(l)                 “Floor Price” means $0.20 per share.

(m)             “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

(n)               “Holder’s Proportion” means the ratio between the outstanding principal amount of this Debenture and all Other Debentures held by the Holder as of the first day of each calendar month divided by the total outstanding principal amount of this Debenture and of all Other Debentures as of the same date.

(o)               “Maturity Extension” shall have the meaning assigned in Section 3(d).

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(p)               “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(q)               “Optional Redemption” shall have the meaning assigned in Section 3(d).

(r)                “Optional Redemption Amount” shall have the meaning assigned in Section 3(d).

(s)                “Optional Redemption Notice” shall have the meaning assigned in Section 3(d).

(t)                 “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(u)               “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(v)               “Primary Market” means the NYSE American.

(w)             “Principal Redemption Amount” the amount set out under the column ‘Principal Redemption Amount” in the Redemption Schedule.

(x)               “Redemption Date” each of the dates set out under the column ‘Redemption Date’ on the Redemption Schedule, and references to a “Redemption Date” shall mean any of them applicable at the relevant time. If such day is not a Business Day, then the relevant Redemption Date shall be the immediately preceding Business Day.

(y)               “Redemption Notice Due Date” shall have the meaning assigned in Section 3(a).

(z)               “Redemption Premium Percentage” means the amount set forth on Exhibit III.

(aa)            “Redemption Schedule” means the schedule of optional cash redemptions as set out on Exhibit I, or such other schedule of repayments as the parties may agree in writing from time to time.

(bb)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc)            “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

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(dd)           “Transaction Document(s)” shall mean this Debenture, along with the Securities Purchase Agreement, and any other documents or agreements entered into in connection with the foregoing.

(ee)            “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(ff)              “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(gg)           "VWAP" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
TANZANIAN GOLD CORPORATION

By: _____________________________
Name:
Title:

EXHIBIT I

REDEMPTION SCHEDULE

	Principal Amount	$ 1,300,000.00
	Start Date	July 2, 2020	[For demonstration purposes]
	Interest Rate	8.75%
	Maturity Date	January 2, 2022	[18 Months]

	Redemption Date	Principal Redemption Amount
1	2 August 2020	-
2	2 September 2020	-
3	2 October 2020	-
4	2 November 2020	-
5	2 December 2020	-
6	2 January 2021	81,250.00
7	2 February 2021	81,250.00
8	2 March 2021	81,250.00
9	2 April 2021	81,250.00
10	2 May 2021	81,250.00
11	2 June 2021	81,250.00
12	2 July 2021	81,250.00
13	2 August 2021	81,250.00
14	2 September 2021	81,250.00
15	2 October 2021	81,250.00
16	2 November 2021	81,250.00
17	2 December 2021	81,250.00
18	2 January 2022	325,000.00
	TOTAL	1,300,000.00

	Maturity Extension
	Balloon Payment	$ 325,000.00
	Maturity Extension Fee	$ 19,500.00
	Capitalized Balance	$ 344,500.00
	Start Date	January 2, 2022	[For demonstration purposes]
	Interest Rate	8.75%
	Maturity Date	July 2, 2022

	Redemption Date	Principal Redemption Amount
19	2 February 2022	57,416.67
20	2 March 2022	57,416.67
21	2 April 2022	57,416.67
22	2 May 2022	57,416.67
23	2 June 2022	57,416.67
24	2 July 2022	57,416.67
	TOTAL	344,500.00

	All amounts are in United States Dollars

EXHIBIT II

COMPANY REDEMPTION NOTICE

Date: [__________]

VIA E-MAIL: trading@yorkvilleadvisors.com and [_______________]

This letter shall serve as Company Redemption Notice by Tanzanian Gold Corporation (“Company”) in accordance with Clause 3(a) of the Convertible Debenture issued to [YA II PN, Ltd.] [__] (the “Holder”) on [_______] (the “Debenture”). Unless otherwise specified, capitalized terms used in this letter shall have the meaning assigned to them in the Debenture.

Debenture Number:	TRX-[4]
Applicable Redemption Date:	[_______________]
Principal Redemption Amount:	[$______________]

The Company hereby elects the following in respect of the above referenced Principal Redemption Amount:

__	The applicable Principal Redemption may be converted by the Holder in whole, or in part, pursuant Section 4(c) anytime after the applicable Redemption Date; or

___	The Company elects to redeem in cash the applicable Principal Redemption Amount pursuant to a Company Repayment.[3]

Sincerely,

___________________________

Authorised Signatory,

___________________________

3 If the Company elects a Company Redemption, then the Principal Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be repaid by the Company on or before such Redemption Date, and the Company shall pay to the Holder on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the Principal Redemption. If the Company fails to redeem the full Principal Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Principal Redemption Amount may be converted by the Holder at the lower of the Fixed Conversion Price or the Variable Conversion Price.

EXHIBIT III

REDEMPTION PREMIUM PERCENTAGE

If Optional Redemption Notice if delivered:	Redemption Premium Percentage
On or before the 6 Month Anniversary of the Debenture Issuance Date	110.00%
After the 6 Month Anniversary, but on or before the 7 Month Anniversary	109.20%
After the 7 Month Anniversary, but on or before the 8 Month Anniversary	108.30%
After the 8 Month Anniversary, but on or before the 9 Month Anniversary	107.50%
After the 9 Month Anniversary, but on or before the 10 Month Anniversary	106.70%
After the 10 Month Anniversary, but on or before the 11 Month Anniversary	105.80%
After the 11 Month Anniversary, but on or before the 12 Month Anniversary	105.00%
After the 12 Month Anniversary, but on or before the 13 Month Anniversary	104.20%
After the 13 Month Anniversary, but on or before the 14 Month Anniversary	103.30%

After the 14 Month Anniversary, but on or before the 15 Month Anniversary	102.50%
After the 15 Month Anniversary, but on or before the 16 Month Anniversary	101.70%
After the 16 Month Anniversary, but on or before the 17 Month Anniversary	100.80%
After the 17 Month Anniversary	100.00%

EXHIBIT IV

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: TANZANIAN GOLD CORPORATION

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. TRX-[4] into common shares, no par value (“Common Stock”) of TANZANIAN GOLD CORPORATION, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Conversion Price:
Variable Conversion Price: Applicable Conversion Price: Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:	____________________________________
Name:	____________________________________
Title:	____________________________________
Broker DTC Participant Code:
Account Number: